                                                                   Exhibit 99(a)




                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 11-K

            [X]     ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                   FOR THE FISCAL YEAR ENDED JANUARY 31, 1995

                                       OR

            [ ]     TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
                              SECURITIES EXCHANGE ACT OF 1934


                         Commission file number  1-6959


                            _______________________

                      MITCHELL ENERGY & DEVELOPMENT CORP.
                            THRIFT AND SAVINGS PLAN
                            _______________________



                      MITCHELL ENERGY & DEVELOPMENT CORP.
            (Name of issuer of securities held pursuant to the Plan)

                P. O. Box 4000, The Woodlands, Texas 77387-4000
           (Address of Plan and principal executive office of issuer)

                      Mitchell Energy & Development Corp.
                            Thrift and Savings Plan


                  INDEX TO FINANCIAL STATEMENTS AND SCHEDULES


                                                                                                  Page
                                                                                                  ----
Report of Independent Public Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . .     2

Statement of Net Assets Available for Plan Benefits with Fund Information
   January 31, 1995   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
   January 31, 1994   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4

Statement of Changes in Net Assets Available for
   Plan Benefits with Fund Information for the Year Ended
     January 31, 1995   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
     January 31, 1994   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6

Notes to Financial Statements--January 31, 1995 and 1994  . . . . . . . . . . . . . . . . . . .     7

Schedule I--Schedule of Assets Held for
   Investment Purposes at January 31, 1995  . . . . . . . . . . . . . . . . . . . . . . . . . .    10

Schedule II--Schedule of Reportable Transactions
   for the Year Ended January 31, 1995  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Administrative Committee of the Mitchell
  Energy & Development Corp. Thrift and Savings Plan:


      We have audited the accompanying statements of net assets available for plan benefits of the Mitchell Energy & Development Corp. Thrift and Savings Plan as of January 31, 1995 and 1994, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements and the schedules referred to below are the responsibility of Mitchell Energy & Development Corp.'s management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Mitchell Energy & Development Corp. Thrift and Savings Plan at January 31, 1995 and 1994, and the changes in net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

      Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes as of January 31, 1995 and reportable transactions for the year then ended are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statement of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.



                                                             ARTHUR ANDERSEN LLP

Houston, Texas
May 19, 1995

                      Mitchell Energy & Development Corp.
                            Thrift and Savings Plan

   STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS WITH FUND INFORMATION
                              AT JANUARY 31, 1995

                                                                                              Mutual Funds
                                                                      -------------------------------------------------------------
                                           MEDC                                                              Merrill
                                          Common          Fixed                                  Hancock      Lynch        Merrill
                                           Stock          Income          AIM       Franklin     Emerging     Basic         Lynch
                                           Fund            Fund          Value       Income       Growth      Value        Capital
                                        -----------     -----------   ----------    --------     --------   ----------   ----------
Investments (at current values)
   MEDC Common Stock
     Class A  . . . . . . . . . . . .   $11,174,726     $       -     $      -      $    -       $    -     $      -     $      -
     Class B  . . . . . . . . . . . .    11,699,229             -            -           -            -            -            -
   Merrill Lynch Retirement
     Preservation Trust . . . . . . .           -        46,902,807          -           -            -            -            -
   Mutual funds . . . . . . . . . . .           -               -      2,347,047     745,421      317,283    6,847,583    7,656,415
   Participants loans . . . . . . . .           -               -            -           -            -            -            -
   Merrill Lynch CMA Money Fund . . .        52,146         343,482        9,566       1,685        2,604       33,140       27,931
                                        -----------     -----------   ----------    --------     --------   ----------   ----------
                                         22,926,101      47,246,289    2,356,613     747,106      319,887    6,880,723    7,684,346
Due from trustee  . . . . . . . . . .           -            50,445          -           -            -            -            -
Cash  . . . . . . . . . . . . . . . .         7,043          46,389        1,292         228          352        4,476        3,772
                                        -----------     -----------   ----------    --------     --------   ----------   ----------
Net assets available for
     plan benefits  . . . . . . . . .   $22,933,144     $47,343,123   $2,357,905    $747,334     $320,239   $6,885,199   $7,688,118
                                        ===========     ===========   ==========    ========     ========   ==========   ==========

                                                            Mutual Funds
                                         ---------------------------------------------------------
                                          Merrill                      Oppenheimer
                                           Lynch           New         Main Street
                                           Global          York          Income        Templeton        Loan
                                         Allocation       Venture       & Growth        Foreign         Fund            Total
                                         ----------     ----------     ----------      ----------     ----------     ------------
Investments (at current values)
   MEDC Common Stock
     Class A  . . . . . . . . . . . .    $      -       $      -       $      -        $      -       $      -       $ 11,174,726
     Class B  . . . . . . . . . . . .           -              -              -               -              -         11,699,229
   Merrill Lynch Retirement
     Preservation Trust . . . . . . .           -              -              -               -              -         46,902,807
   Mutual funds . . . . . . . . . . .     2,004,776      1,434,953      2,290,632       1,280,958            -         24,925,068
   Participants loans . . . . . . . .           -              -              -               -        5,487,497        5,487,497
   Merrill Lynch CMA Money Fund . . .         5,264          6,656          4,257             -              -            486,731
                                         ----------     ----------     ----------      ----------     ----------     ------------
                                          2,010,040      1,441,609      2,294,889       1,280,958      5,487,497      100,676,058
Due from trustee  . . . . . . . . . .           -              -              -               -              -             50,445
Cash  . . . . . . . . . . . . . . . .           711            899            574             -              -             65,736
                                         ----------     ----------     ----------      ----------     ----------     ------------
Net assets available for
     plan benefits  . . . . . . . . .    $2,010,751     $1,442,508     $2,295,463      $1,280,958     $5,487,497     $100,792,239
                                         ==========     ==========     ==========      ==========     ==========     ============

_________________________________
The accompanying notes are an integral part of this statement.

                      Mitchell Energy & Development Corp.
                            Thrift and Savings Plan

   STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS WITH FUND INFORMATION
                              AT JANUARY 31, 1994

                                                                                    Mutual Funds
                                                                   --------------------------------------------------
                                         MEDC                                                  Merrill
                                        Common           Fixed                                  Lynch        Merrill
                                        Stock           Income         AIM        Franklin      Basic         Lynch
                                         Fund            Fund         Value        Income       Value        Capital
                                      -----------    -----------   ----------     --------    ----------   ----------
Investments (at current values)
  MEDC Common Stock
     Class A  . . . . . . . . . . .   $10,754,950    $       -     $      -      $     -      $      -     $      -
     Class B  . . . . . . . . . . .    11,395,844            -            -            -             -            -
  Merrill Lynch Retirement
     Preservation Trust   . . . . .           -       40,187,394          -            -             -            -
  Group annuity contracts
     Allstate Insurance Company . .           -        6,278,276          -            -             -            -
     Southwestern Life
        Insurance Company . . . . .           -        4,801,542          -            -             -            -
  Mutual funds  . . . . . . . . . .                          -      1,528,079      288,700     7,830,854    8,831,367
  Participants loans  . . . . . . .           -              -            -            -             -            -
  Merrill Lynch CMA Money Fund  . .        14,181        598,409          -            -           4,021       12,852
                                      -----------    -----------   ----------     --------    ----------   ----------
                                       22,164,975     51,865,621    1,528,079      288,700     7,834,875    8,844,219
Due from trustee  . . . . . . . . .           -            5,547        4,692          -             -            -
                                      -----------    -----------   ----------     --------    ----------   ----------
Net assets available for
  plan benefits   . . . . . . . . .   $22,164,975    $51,871,168   $1,532,771     $288,700    $7,834,875   $8,844,219
                                      ===========    ===========   ==========     ========    ==========   ==========

                                                              Mutual Funds
                                        ----------------------------------------------------
                                        Merrill                    Oppenheimer  Transamerica
                                         Lynch           New       Main Street     Special
                                         Global          York        Income        Emerging       Loan
                                       Allocation      Venture      & Growth        Growth        Fund            Total
                                       ----------     ----------   ----------    -----------    ----------     ------------
Investments (at current values)
  MEDC Common Stock
     Class A  . . . . . . . . . . .    $      -       $      -     $      -        $   -        $      -       $ 10,754,950
     Class B  . . . . . . . . . . .           -              -            -            -               -         11,395,844
  Merrill Lynch Retirement
     Preservation Trust   . . . . .           -              -            -            -               -         40,187,394
  Group annuity contracts
     Allstate Insurance Company . .           -              -            -            -               -          6,278,276
     Southwestern Life
        Insurance Company . . . . .           -              -            -            -               -          4,801,542
  Mutual funds  . . . . . . . . . .     1,891,557      1,272,947    1,013,844       86,620             -         22,743,968
  Participants loans  . . . . . . .           -              -            -            -         3,336,972        3,336,972
  Merrill Lynch CMA Money Fund  . .         1,622            -          1,187          -               -            632,272
                                       ----------     ----------   ----------      -------      ----------     ------------
                                        1,893,179      1,272,947    1,015,031       86,620       3,336,972      100,131,218
Due from trustee  . . . . . . . . .           -              -          4,854       10,787             -             25,880
                                       ----------     ----------   ----------      -------      ----------     ------------
Net assets available for
  plan benefits   . . . . . . . . .    $1,893,179     $1,272,947   $1,019,885      $97,407      $3,336,972     $100,157,098
                                       ==========     ==========   ==========      =======      ==========     ============

_________________________________
The accompanying notes are an integral part of this statement.

                      Mitchell Energy & Development Corp.
                            Thrift and Savings Plan

   STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS WITH
             FUND INFORMATION FOR THE YEAR ENDED JANUARY 31, 1995

                                                                                             Mutual Funds
                                                                      -------------------------------------------------------------
                                           MEDC                                                              Merrill
                                          Common          Fixed                                 Hancock       Lynch      Merrill
                                           Stock          Income          AIM       Franklin    Emerging      Basic       Lynch
                                           Fund            Fund          Value       Income      Growth       Value       Capital
                                       ------------    ------------   ----------   ---------   ---------   ----------- ------------
Investment income
   Interest income  . . . . . . . . .  $     16,062    $  3,185,912   $      -     $     -     $     -     $       -    $       -
   Mutual fund distributions  . . . .           -               -         37,172      52,018          54       439,217      717,536
   Cash dividends . . . . . . . . . .       582,208             -            -           -           -             -            -
                                       ------------    ------------   ----------   ---------   ---------   -----------  -----------
                                            598,270       3,185,912       37,172      52,018          54       439,217      717,536
Net appreciation
   (depreciation) of investments  . .    (5,293,261)            -        (83,317)    (81,719)    (10,202)     (484,943)    (803,212)

Contributions
   Members  . . . . . . . . . . . . .       969,688       2,397,698      157,066      53,616      29,385       448,600      515,537
   Company  . . . . . . . . . . . . .       799,917       1,889,703      115,752      40,267      19,131       360,968      406,159
   Forfeitures utilized . . . . . . .       (35,445)        (79,899)         (43)        -        (3,015)       (5,438)     (27,661)

Participant loans
   New loans made . . . . . . . . . .      (728,867)     (2,451,935)     (49,160)    (24,111)     (8,405)     (242,256)    (313,070)
   Principal payments received  . . .       293,064         880,812       26,732      15,488       2,922       138,111      154,466
   Loan administrative fees . . . . .        (1,515)         (4,968)         (51)        (60)        (19)         (690)        (817)

Distributions to withdrawing
   members  . . . . . . . . . . . . .      (956,564)     (4,250,518)      (8,738)     (1,148)       (890)     (332,738)    (695,911)

Transfers to MND Hospitality
   Thrift and Savings Plan  . . . . .       (32,935)         (5,540)         -           -           -         (43,564)     (51,476)

Interfund transfers . . . . . . . . .     5,155,817      (6,089,310)     629,721     404,283     193,871    (1,226,943)  (1,057,652)
                                        -----------     -----------   ----------    --------    ---------   ----------   ----------
Increase (decrease) in net
   assets . . . . . . . . . . . . . .       768,169      (4,528,045)     825,134     458,634     222,832      (949,676)  (1,156,101)

Net assets available for plan
   benefits, beginning of year  . . .    22,164,975      51,871,168    1,532,771     288,700      97,407     7,834,875    8,844,219
                                        -----------     -----------   ----------    --------    --------    ----------   ----------
Net assets available for plan
   benefits, end of year  . . . . . .   $22,933,144     $47,343,123   $2,357,905    $747,334    $320,239    $6,885,199   $7,688,118
                                        ===========     ===========   ==========    ========    ========    ==========   ==========





































                                                            Mutual Funds
                                       -------------------------------------------------------
                                          Merrill                      Oppenheimer
                                           Lynch            New        Main Street
                                          Global           York          Income      Templeton    Loan
                                        Allocation        Venture       & Growth      Foreign     Fund          Total
                                       ------------      ----------    ---------    ----------  ---------    ------------
Investment income
   Interest income  . . . . . . . . .  $        -        $      -      $     -      $      -    $  373,695   $  3,575,669
   Mutual fund distributions  . . . .       114,713          64,907       41,142        84,785         -        1,551,544
   Cash dividends . . . . . . . . . .           -             -              -             -           -          582,208
                                         ----------      ----------   ----------    ----------  ----------   ------------
                                            114,713          64,907       41,142        84,785     373,695      5,709,421
Net appreciation
   (depreciation) of investments  . .      (207,036)       (124,482)    (117,150)     (144,955)        -       (7,350,277)

Contributions
   Members  . . . . . . . . . . . . .       192,302         121,367      156,012        72,008         -        5,113,279
   Company  . . . . . . . . . . . . .       137,913          93,150      117,088        50,719         -        4,030,767
   Forfeitures utilized . . . . . . .           -               -            -             (44)        -         (151,545)

Participant loans
   New loans made . . . . . . . . . .      (118,700)        (35,851)     (60,662)      (33,424)  4,066,441            -
   Principal payments received  . . .        58,597          29,751       27,238        14,023  (1,641,204)           -
   Loan administrative fees . . . . .           (74)            (58)         (98)          (50)        -           (8,400)

Distributions to withdrawing
   members  . . . . . . . . . . . . .       (18,140)         (3,204)     (16,021)       (5,893)   (261,815)    (6,551,580)

Transfers to MND Hospitality
   Thrift and Savings Plan  . . . . .        (4,998)            -            -          (5,114)    (12,897)      (156,524)

Interfund transfers . . . . . . . . .       (37,005)         23,981    1,128,029     1,248,903    (373,695)           -
                                         ----------      ----------   ----------    ----------  ----------   ------------
Increase (decrease) in net
   assets . . . . . . . . . . . . . .       117,572         169,561    1,275,578     1,280,958   2,150,525        635,141

Net assets available for plan
   benefits, beginning of year  . . .     1,893,179       1,272,947    1,019,885           -     3,336,972    100,157,098
                                         ----------      ----------   ----------    ----------  ----------   ------------
Net assets available for plan
   benefits, end of year  . . . . . .    $2,010,751      $1,442,508   $2,295,463    $1,280,958  $5,487,497   $100,792,239
                                         ==========      ==========   ==========    ==========  ==========   ============

___________________________________
The accompanying notes are an integral part of this statement.

                      Mitchell Energy & Development Corp.
                            Thrift and Savings Plan

   STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS WITH FUND
                                  INFORMATION
                      FOR THE YEAR ENDED JANUARY 31, 1994



                                                                                      Mutual Funds
                                                                    ---------------------------------------------------
                                        MEDC                                                    Merrill
                                       Common           Fixed                                    Lynch        Merrill
                                        Stock           Income         AIM         Franklin      Basic         Lynch
                                        Fund             Fund         Value         Income       Value        Capital
                                     ------------     -----------   ----------     --------    ----------    ----------
Investment income
  Interest income   . . . . . . . .  $      5,255     $ 3,351,413   $      -       $    -      $      -      $      -
  Mutual fund distributions   . . .           -               -         38,073          -         436,195       562,885
  Cash dividends  . . . . . . . . .       584,904             -            -            -             -             -
                                     ------------     -----------   ----------     --------    ----------    ----------
                                          590,159       3,351,413       38,073          -         436,195       562,885

Net appreciation of
  investments   . . . . . . . . . .     8,934,884             -         51,928        1,402       878,978       658,612

Contributions
  Members   . . . . . . . . . . . .     1,159,327       2,858,062       28,791        1,468       564,291       704,030
  Company   . . . . . . . . . . . .       949,692       2,120,071       21,083        1,074       439,614       543,533
  Forfeitures utilized  . . . . . .       (11,628)        (17,947)         -            -          (1,850)      (10,047)

Participant loans
  New loans made  . . . . . . . . .      (317,034)     (1,421,064)        (523)         -        (131,931)     (216,074)
  Principal payments received   . .       240,748         578,277        3,237          203       123,501       146,047


Distributions to withdrawing
  members   . . . . . . . . . . . .    (1,021,492)     (3,056,469)         -            -         (87,335)     (115,716)

Transfers from MND Hospitality, Inc.
  Thrift and Savings Plan   . . . .           -               -            -            -           8,457        16,563

Interfund transfers . . . . . . . .   (16,344,304)     10,783,244    1,390,182      284,553       406,405      (269,640)
                                     ------------     -----------   ----------     --------    ----------    ----------
Increase (decrease) in
  net assets  . . . . . . . . . . .    (5,819,648)     15,195,587    1,532,771      288,700     2,636,325     2,020,193


Net assets available for plan
  benefits, beginning of year   . .    27,984,623      36,675,581          -            -       5,198,550     6,824,026
                                     ------------     -----------   ----------     --------    ----------    ----------

Net assets available for plan
    benefits, end of year . . . . .  $ 22,164,975     $51,871,168   $1,532,771     $288,700    $7,834,875    $8,844,219
                                     ============     ===========   ==========     ========    ==========    ==========
































                                                                Mutual Funds
                                       ------------------------------------------------------------
                                         Merrill                       Oppenheimer     Transamerica
                                          Lynch          New          Main Street        Special
                                         Global          York            Income          Emerging          Loan
                                       Allocation      Venture          & Growth          Growth           Fund         Total
                                       ----------     ----------       ----------      ------------     ----------   ------------
Investment income
  Interest income   . . . . . . . .    $      -       $      -         $      -         $   -          $  242,735    $  3,599,403
  Mutual fund distributions   . . .        59,628         44,882              -             -                 -         1,141,663
  Cash dividends  . . . . . . . . .           -              -                -             -                 -           584,904
                                       ----------     ----------       ----------        -------       ----------    ------------
                                           59,628         44,882              -             -             242,735       5,325,970

Net appreciation of
  investments   . . . . . . . . . .        37,251         18,071           21,448          2,040              -        10,604,614

Contributions
  Members   . . . . . . . . . . . .        31,106         26,233            2,994            242              -         5,376,544
  Company   . . . . . . . . . . . .        22,329         19,612            2,514            235              -         4,119,757
  Forfeitures utilized  . . . . . .           -              -                -              -                -           (41,472)

Participant loans
  New loans made  . . . . . . . . .          (517)        (7,760)             -              -          2,094,903             -
  Principal payments received   . .         6,899          3,697              215              4       (1,102,828)            -

Distributions to withdrawing
  members   . . . . . . . . . . . .           -              -                -              -            (45,462)     (4,326,474)

Transfers from MND Hospitality, Inc.
  Thrift and Savings Plan   . . . .           -              -                -              -                -            25,020

Interfund transfers . . . . . . . .     1,736,483      1,168,212          992,714         94,886         (242,735)            -
                                       ----------     ----------       ----------        -------       ----------    ------------
Increase (decrease) in
  net assets  . . . . . . . . . . .     1,893,179      1,272,947        1,019,885         97,407          946,613      21,083,959


Net assets available for plan
  benefits, beginning of year   . .           -              -                -              -          2,390,359      79,073,139
                                       ----------     ----------       ----------        -------       ----------    ------------

Net assets available for plan
    benefits, end of year . . . . .    $1,893,179     $1,272,947       $1,019,885        $97,407       $3,336,972    $100,157,098
                                       ==========     ==========       ==========        =======       ==========    ============


__________________________________
The accompanying notes are an integral part of this statement.

                      Mitchell Energy & Development Corp.
                            Thrift and Savings Plan

                         NOTES TO FINANCIAL STATEMENTS
                           JANUARY 31, 1995 AND 1994


(1)      SUMMARY OF THE PLAN
         GENERAL
         The Mitchell Energy & Development Corp. Thrift and Savings Plan (the
Plan) was adopted by Mitchell Energy & Development Corp. (MEDC) and certain of its subsidiaries (collectively the Company) to encourage their employees to provide additional security for their retirement. Full-time employees of the Company are eligible to become members of the Plan on the first of the month following their completion of a one-month eligibility period. Other employees are eligible to become members after completing one year of participation service as defined in the Plan's provisions. Members should refer to the Plan document for a complete description of all Plan's provisions.

         ADMINISTRATION
         The Plan is administered by an administrative committee which has broad responsibilities regarding the supervision and administration of the Plan. The committee consists of seven persons appointed by the Board of Directors of MEDC who receive no compensation from the Plan for their services. Except for loan processing fees charged to members who have more than one loan outstanding, administrative expenses have been paid by the Company. Should the Company choose not to pay such expenses in the future, however, they would be paid by the Plan and charged to the members' accounts.

         TRUSTEE
         Plan investments are held by Merrill Lynch Trust Company of Somerset, New Jersey (Trustee), as trustee of the Plan. The Trustee receives contributions, makes payments to members in accordance with the terms of the Plan and has investment management authority where investment discretion is placed with the Trustee.

         BASIS OF ACCOUNTING
         The records of the Plan are maintained on the accrual basis of accounting for financial reporting purposes. For financial statement purposes, Plan investments are carried at market values which are determined based upon published market quotations or contract values supplied by the Trustee or applicable insurance company for all investments other than participant loans.

         CONTRIBUTIONS AND INVESTMENT OPTIONS
         Members may elect, with certain limitations, to reduce their compensation by instructing the Company to contribute from 1% to 14% of their base salary to the Plan on a pretax basis. Amounts so deferred, as limited by applicable Federal income tax regulations, are not included in a member's adjusted gross income for Federal income tax purposes in the year the income is deferred and contributed to the Plan.

         Members also may make after-tax contributions to the Plan. The total of a member's pretax and after-tax contribution may not exceed 14% of base salary. After-tax contributions are included in the member's adjusted gross income for Federal income tax purposes in the year the income is earned and contributed to the Plan.

         The Company makes contributions to the Plan of an amount equal to 100% of a member's contributions, up to 6% of base salary.

         Members may direct the Trustee to invest their contributions in one or more of the investment funds listed below. The number of participants (some of whom participate in more than one fund) in each investment fund at January 31, 1995 and 1994 and the investment objectives of the various funds are as follows:

                                       1995      1994                   Investment Objectives
                                      -----     -----     -------------------------------------------------
MEDC Common Stock Fund                1,118     1,092     Invest in stock of MEDC.

Fixed Income Fund                     1,469     1,592     Income investments, consisting of guaranteed
                                                          investment contracts; U.S. government
                                                          securities and money market securities.

Mutual Funds
  AIM Value Fund                        243       149     Capital appreciation, invests primarily in
                                                          equity securities.

  Franklin Income Fund                  121        44     Income, invests in equity and debt securities and cash
                                                          equivalents.

  Hancock Emerging Growth Fund           70        14     Capital appreciation, invests in equity
  (formerly Transamerica                                  securities of rapidly growing small and
     Special Emerging Growth)                             medium sized companies.

  Merrill Lynch Basic                   521       560     Capital appreciation, invests primarily in
    Value Fund, Inc.                                      equity securities.

  Merrill Lynch                         639       687     Income and capital appreciation, invests in
    Capital Fund, Inc.                                    equity, debt and convertible securities.

  Merrill Lynch Global                  250       172     Income and capital appreciation, invests in
    Allocation Fund, Inc.                                 United States and foreign equity, debt and money market
                                                          securities.

  New York Venture Fund, Inc.           187       146     Capital appreciation, invests in equity and convertible
                                                          securities.

  Oppenheimer Main Street               228        84     Income and capital appreciation, invests in
    Income and Growth                                     equity and debt securities.

  Templeton Foreign Fund                161       -       Capital appreciation, invests in stock and
                                                          debt securities of companies outside the
                                                          United States.

         VESTING
         A member becomes vested in the Company's matching contributions upon completing five years of vesting service. A year of vesting service is defined as the completion of 365 days of service.

         FORFEITURES
         When a member who has not yet vested terminates employment, the value of his/her share of Company contributions is forfeited and used to reduce future Company contributions. If the member is re-employed before completing a break in service, as defined by the Plan, Company contributions will be reinstated upon the member's reinvestment of applicable amounts in the Plan.

         DISTRIBUTIONS, WITHDRAWALS AND LOANS
         A withdrawing member is entitled to receive the value of his/her contributions and, upon retirement, death, permanent disability or termination after having completed five years of vesting service, is also entitled to receive 100% of the value of applicable Company contributions.

         Distributions of member account balances invested in the MEDC Common Stock Fund are made in kind with fractional shares paid in cash. Distributions from the other investment funds are paid in cash. A member may request a cash distribution from the MEDC Common Stock Fund in lieu of stock, subject to procedures established by the administrative committee.

         Section 1.401(k)-1 of the Internal Revenue Code restricts the withdrawals that members may make from their pretax contributions. Such withdrawals are limited to instances of a member's death, retirement, disability, separation from service, attainment of age 59-1/2 or conditions of severe hardship.

         The Plan prescribes that members who make specified withdrawals from their accounts will not be permitted to make contributions to the Plan during a six-month suspension period following the withdrawal. No such suspension period is applicable to withdrawals of member contributions or approved, severe-hardship withdrawals. Member account balances pledged to secure loans may not be withdrawn from the Plan.

         Withdrawals may be made on the first day of each month, but only once during a twelve-month period. Fund balances arising from a member's rollover of balances from other plans may be withdrawn at any time without penalty.

         Amounts payable to terminated and withdrawing members totaled $476,661 and $580,867 at January 31, 1995 and 1994, respectively.

         Members are eligible to borrow up to the lesser of 50% of the vested value of their total Plan investments or $50,000. All loans are evidenced by promissory notes, which are secured by the member's account and bear interest at Chemical Bank's prime rate plus two percent. Participant loans are reported as assets of the Loan Fund and payments received, including interest, are transferred to the investment funds based on members' current contribution elections.

         TERMINATION
         The Company can terminate the Plan at its option. If the Plan is terminated, and after all expenses are paid, any unallocated contributions, forfeitures, income and expenses will be allocated among the members' accounts. All members would then be fully vested and would be entitled to receive all amounts then credited to their accounts.

(2)      FEDERAL INCOME TAX STATUS
         The Plan obtained its latest determination letter on July 6, 1992, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving the favorable determination letter, and a request for a determination letter covering such amendments was filed on March 31, 1995. However, management and in-house legal counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code and accordingly that the Plan was qualified and the related trust was tax exempt as of January 31, 1995 and 1994.

                                                                      SCHEDULE I
                      Mitchell Energy & Development Corp.
                            Thrift and Savings Plan

                SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                              AT JANUARY 31, 1995



                                                                                                 Current
                                                                                 Cost             Value
                                                                             ------------     ------------
Mitchell Energy & Development Corp. (a)
   Class A Common Stock (682,426 shares)  . . . . . . . . . . . . . . . .    $ 11,795,895     $ 11,174,726
   Class B Common Stock (703,713 shares)  . . . . . . . . . . . . . . . .      12,075,541       11,699,229
                                                                             ------------     ------------
                                                                               23,871,436       22,873,955
                                                                             ------------     ------------

Merrill Lynch Retirement Preservation Trust (a)(b)(c) . . . . . . . . . .      46,902,807       46,902,807
                                                                             ------------     ------------

Mutual Funds
   AIM Value Fund (111,024 units) . . . . . . . . . . . . . . . . . . . .       2,371,533        2,347,047
   Franklin Income Fund (353,280 units) . . . . . . . . . . . . . . . . .         812,312          745,421
   Hancock Emerging Growth Fund (12,462 units)  . . . . . . . . . . . . .         323,005          317,283
   Merrill Lynch Basic Value Fund, Inc. (301,125 units) . . . . . . . . .       6,391,126        6,847,583
   Merrill Lynch Capital Fund, Inc. (291,340 units) . . . . . . . . . . .       7,598,098        7,656,415
   Merrill Lynch Global Allocation Fund, Inc. (162,330 units) . . . . . .       2,160,475        2,004,776
   New York Venture Fund, Inc. (124,346 units)  . . . . . . . . . . . . .       1,512,302        1,434,953
   Oppenheimer Main Street Income & Growth (107,896 units)  . . . . . . .       2,367,006        2,290,632
   Templeton Foreign Fund (147,746 units) . . . . . . . . . . . . . . . .       1,412,412        1,280,958
                                                                             ------------     ------------
                                                                               24,948,269       24,925,068
                                                                             ------------     ------------

Participant Loans, at interest rates ranging from 8% to 12.5% . . . . . .       5,487,497        5,487,497
                                                                             ------------     ------------

Merrill Lynch CMA Money Fund  . . . . . . . . . . . . . . . . . . . . . .         486,731          486,731
                                                                             ------------     ------------
                                                                             $101,696,740     $100,676,058
                                                                             ============     ============




__________________________________
(a) Party-in-interest to the Plan.
(b) Unit value of $1.00.
(c) The average yield for this trust was approximately
    6.68% for the year ended January 31, 1995.

                                                                     SCHEDULE II
                      Mitchell Energy & Development Corp.
                            Thrift and Savings Plan

                      SCHEDULE OF REPORTABLE TRANSACTIONS
                      FOR THE YEAR ENDED JANUARY 31, 1995



                                               Purchases (a)                          Sales (a)
                                           -----------------------  ---------------------------------------------------
                                             Number        Total        Number      Total      Total Cost
                                            of Trans-    Purchase     of Trans-    Selling      of Assets       Net
                                             actions       Price       actions      Price       Sold (b)        Gain
                                           ---------- -------------  ---------- ------------  ------------   ----------
Mitchell Energy & Development Corp.
  Class A Common Stock  . . . . . . . . .     419     $  5,118,478       286    $ 2,116,488   $ 2,013,461     $103,027
  Class B Common Stock  . . . . . . . . .     422        5,181,179       281      2,166,747     2,025,717      141,030
Merrill Lynch Retirement
  Preservation Trust  . . . . . . . . . .     539       23,646,334       431     16,930,921    16,930,921          -
Allstate Insurance Company  . . . . . . .       5          232,292         1      6,510,568     6,510,568          -
Southwestern Life Insurance Company . . .      11          388,587         1      5,190,129     5,190,129          -
Merrill Lynch CMA Money Fund  . . . . . .     132       18,668,222       194     18,813,763    18,813,763          -




__________________________________
(a) Prices for purchases and sales were equal to current market values on the dates of the transactions and were net of expenses incurred in connection with the transactions.
(b) Weighted average historical cost is used to determine the cost of assets sold.

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



      As independent public accountants, we hereby consent to the incorporation of our report dated May 19, 1995, on the financial statements of the Mitchell Energy & Development Corp. Thrift and Savings Plan included in this Form 10-K/A, Amendment No. 1 (which relates to such Plan's Form 11-K for the year ended January 31, 1995) into the previously filed Form S-8 Registration Statement Numbers 33-26276 and 2-86550.





                                                           ARTHUR ANDERSEN LLP

Houston, Texas
June 14, 1995